EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 33-61809, 333-64090, 333-52369, 333-52369-01, 333-52369-02) and Form S-8 (File Nos. 333-52468, 333-25945-99, 002-91384-99, 003-59739-99, 333-88912 and 333-101524) of Foster Wheeler Ltd. of our report dated March 25, 2003 except for Notes 24B and 24C as to which the date is June 18, 2003, and for Note 24A as to which the date is December 16, 2003, relating to the consolidated financial statements which appear in this Form 10-K/A Amendment No. 2. We also consent to the incorporation by reference of our report dated December 16, 2003 relating to the revised consolidated financial statement schedules, which appears in this Form 10-K/A Amendment No. 2.

We also hereby consent to the incorporation in Item 8 of this Form 10-K/A Amendment No. 2 of our reports dated March 25, 2003 relating to the financial statements of:

•	Foster Wheeler LLC

•	Foster Wheeler International Holdings, Inc.

•	Foster Wheeler International Corporation

•	Foster Wheeler Europe Limited

•	Financial Services S.a.r.l.

•	FW Netherlands C.V.

•	FW Technologies Holding, LLC

•	FW Hungary Licensing Limited Liability Company

and of our report dated March 25, 2003 except for the fourth paragraph of Note 1, as to which the date is July 31, 2003 of Foster Wheeler Funding LLC which appear in Foster Wheeler Ltd.’s Annual Report on Form 10-K/A Amendment No. 2 for the year ended December 27, 2002.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
December 16, 2003